SOVEREIGN BANCORP, INC.

    Special Meeting of Shareholders -- August 28, 1997 at 10:00 a.m., Local Time
           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned shareholder of Sovereign Bancorp, Inc. ("Sovereign") hereby appoints Patricia A. Zong and Karl D. Gerhart the proxies of the undersigned (each with power of substitution and with all powers the undersigned would possess if personally present) to vote at the Special Meeting of Shareholders of Sovereign to be held on August 28, 1997, and at any adjournment or postponement thereof (the "Meeting"), all the shares of Common Stock of Sovereign which the undersigned would be entitled to vote on the following proposals more fully described in the accompanying Joint Proxy Statement/Prospectus for the Meeting in the manner specified and in the discretion of the named proxies on any other business that may properly come before the Meeting.

                                   ----------

     Please indicate on the reverse side of this card how your stock is to be voted. Unless you specifically direct otherwise, the shares represented by this proxy will be voted "FOR" the following proposals.

                  (continued and to be signed on reverse side)

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
                                                     Please mark      |       |
                                                    your votes as     |   X   |
                                                    indicated in      |       |
                                                    this example      |       |


The DIRECTORS recommend a vote FOR



Approval and adoption of the Agreement              FOR      AGAINST    ABSTAIN
and Plan of Merger, dated as of February
5, 1997 (the "Merger Agreement"),                  |   |      |   |       |   |
relating to the merger of Bankers Corp.
with and into Sovereign.


Approval of the proposal to adjourn the             FOR      AGAINST    ABSTAIN
Meeting, if necessary, in the event
there are not sufficient votes at the              |   |      |   |       |   |
time of the Meeting to approve the
Merger Agreement.



                                    NOTE: Your signature should appear as
                                    your name appears hereon. When shares
                                    are held by joint tenants, both should
                                    sign. When signing as attorney,
                                    executor, administrator, trustee or
                                    guardian, please give full title as
                                    such. If a corporation, please sign in
                                    full corporate name by the President or
                                    other authorized officer. If a
                                    partnership, please sign in partnership
                                    name by authorized person.

                                    Please sign, date and return the proxy
                                    card promptly using the enclosed
                                    envelope.


                                    Dated:___________________________, 1997


                                    _______________________________________
                                                  (Signature)


                                    _______________________________________
                                          (Signature if held jointly)



  (PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE)
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